EXHIBIT 99.1

                SciClone Reports Third Quarter Results

    SAN MATEO, Calif.--(BUSINESS WIRE)--Nov. 1, 2004--SciClone Pharmaceuticals, Inc. (Nasdaq:SCLN) today reported results for the third quarter and nine months ended September 30, 2004. Revenues from sales of ZADAXIN(R), SciClone's lead product candidate, were $5,753,000 for the third quarter and $16,780,000 for the nine months ended September 30, 2004. Net loss for the third quarter 2004 was $4,913,000, or $0.11 per share, and for the nine months ended September 30, 2004 the net loss was $10,923,000, or $0.24 per share. In addition, SciClone reported $134,000 in contract revenue for the third quarter of 2004 and $1,497,000 for the nine months ended September 30, 2004, which includes a $1,000,000 milestone payment received from Sigma-Tau during the second quarter 2004. Contract revenue was $224,000 for the third quarter of 2003 and $672,000 for the nine months ended September 30, 2003.
    In comparison, revenues for the third quarter of 2003 were $5,421,000 and $26,628,000 for the nine months ended September 30, 2003. The revenues for the nine months ended September 30, 2003 included approximately $11,000,000 due to the unanticipated temporary increase in sales of ZADAXIN in response to the now abated SARS epidemic in China. Net loss for the third quarter 2003 was $2,850,000, or $0.07 per share, and net loss for the nine months ended September 30, 2003 was $588,000, or $0.02 per share.
    Research and development expenses were $4,858,000 for the third quarter 2004, compared to $4,585,000 for the third quarter 2003. Research and development expenses for the nine months ended September 30, 2004 totaled $13,552,000, compared to $12,676,000 incurred in the nine months ended September 30, 2003. General and administrative expenses for the third quarter 2004 were $2,573,000, compared to $998,000 for the third quarter 2003. General and administrative expenses for the nine months ended September 30, 2004 were $5,022,000, compared to $3,045,000 incurred in the nine months ended September 30, 2003. The increase in general and administrative expenses is attributable to a one-time expense incurred in connection with the separation of the former Chief Executive Officer from the Company in July 2004.
    Cash, cash equivalents and short-term investments totaled $52,986,000 at September 30, 2004, compared to $54,970,000 at June 30,
2004 and $66,256,000 at September 30, 2003.
    "We remain focused on our primary objective of developing ZADAXIN for the treatment of hepatitis C in the major pharmaceutical markets," commented Richard A. Waldron, SciClone's Chief Financial Officer. "In addition, we are advancing the development of pegylated ZADAXIN and our proprietary drug candidate SCV-07, a potential therapeutic to treat viral and other infectious diseases."
    Alfred Rudolph, M.D., SciClone's Chief Operating Officer, added, "Our U.S. phase 3 hepatitis C clinical trials are ongoing and on target to be completed by the end of next year. We continue to make progress with our other clinical development programs with a ZADAXIN triple therapy hepatitis C trial planned by our European partner Sigma-Tau and preclinical studies to support an IND filing in the United States during the first half of 2005 for SCV-07."

    Financial outlook

    For the fiscal year 2004, SciClone is refining its guidance for certain financial items. SciClone's estimate for net sales of ZADAXIN remains unchanged and is expected to be slightly greater than $22 million. Research and development expenses for the year are now anticipated to be between $19 and $20 million, instead of the previous estimate of between $19 and $21 million. Net loss for 2004 is now expected to be between $15 and $16 million, lower than the previous estimate of between $15 and $17 million. Accordingly, net loss per share for 2004 is now expected to be between $0.35 and $0.37 per share, lower than the previous estimate of between $0.35 and $0.39 per share. SciClone's guidance for cash, cash equivalents and short-term investments at December 31, 2004 remains unchanged at between $45 and $47 million.

    Recent Announcements

    -- SciClone today reported that ZADAXIN in a triple therapy, single-arm pilot trial in Mexico produced a sustained virologic response at week 72 (SVR) in 19% of difficult to treat hepatitis C patients, those who are non-responders infected with the genotype 1 strain of the virus. These results are more than twice the 9% SVR from a separate, unrelated trial treating genotype 1 non-responder patients with pegylated interferon and a similar dose and ribavirin but without ZADAXIN. Although this was a small, uncontrolled pilot trial and reliable conclusions cannot be drawn from comparisons of results of different studies, SciClone is encouraged by the results.

    -- SciClone today announced the appointment of Richard J. Hawkins to the company's Board of Directors as a non-executive member. Mr. Hawkins is a highly experienced executive with over 30 years of experience in the pharmaceutical industry.

    Conference Call

    SciClone management will host a live audio webcast and conference call at 11:30 a.m. EST (8:30 a.m. PST) today, Monday, November 1, 2004. The conference call will include forward-looking statements. Financial information to be discussed in the conference call will be posted on the investor relations section of SciClone's website at http://www.sciclone.com prior to the commencement of the conference call. To participate in the conference call, please log on at http://www.sciclone.com or call 800-659-1942 (U.S. and Canada) or 617-614-2710 (International) and enter passcode 82758172. A replay of the conference call will be available for two weeks beginning at 1:30 p.m. EST today, Monday, November 1, 2004. To access the replay, log on to http://www.sciclone.com or call 888-286-8010 (U.S. and Canada) or 617-801-6888 (International) and enter passcode 76742003.

    About SciClone

    SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN(R) is currently being evaluated in two phase 3 hepatitis C clinical trials in the United States. ZADAXIN is also being evaluated in other late-stage clinical trials for the treatment of hepatitis B and certain cancers. The company's other principal drug development candidate is SCV-07, which is currently being evaluated in pre-clinical studies for the treatment of viral and other infectious disease. For more information about SciClone, visit www.sciclone.com.

    The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales of our products, future financial results, research and development expense levels, asset levels, timing of filing of our Japanese New Drug Application, expectations regarding both of our phase 3 hepatitis C clinical trials, and the fact that the experimental or clinical data described may imply certain actual results in human clinical trials or in larger patient populations. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, the statistical significance of data obtained from clinical trials, the fact that results from small studies may not be predictive of results from larger studies, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, unexpected delays in preparation of the Japanese New Drug Application, delays in analyzing and synthesizing data obtained from clinical trials, future actions of our strategic partners, unexpected delays in preparation for enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and Japan and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.


                    SCICLONE PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                     Three months ended         Nine months ended
                        September 30,             September 30,
                      2004         2003         2004          2003
                  ------------ ------------ ------------- ------------

Product sales      $5,753,000   $5,421,000   $16,780,000  $26,628,000
Contract revenue      134,000      224,000     1,497,000      672,000
                  ------------ ------------ ------------- ------------

Total revenue       5,887,000    5,645,000    18,277,000   27,300,000
Cost of product
 sales              1,109,000      935,000     3,429,000    4,882,000
                  ------------ ------------ ------------- ------------

Gross margin        4,778,000    4,710,000    14,848,000   22,418,000

Operating
 expenses:
   Research and
    development     4,858,000    4,585,000    13,552,000   12,676,000
   Sales and
    marketing       2,317,000    1,892,000     7,290,000    7,146,000
   General and
    administrative  2,573,000      998,000     5,022,000    3,045,000
                  ------------ ------------ ------------- ------------
Total operating
 expenses           9,748,000    7,475,000    25,864,000   22,867,000
                  ------------ ------------ ------------- ------------

Loss from
 operations        (4,970,000)  (2,765,000)  (11,016,000)    (449,000)

Interest and
 investment
 income               156,000       47,000       384,000      143,000
Interest and
 investment
 expense              (90,000)     (90,000)     (271,000)    (271,000)
Other income
 (expense), net        (9,000)     (42,000)      (20,000)     (11,000)
                  ------------ ------------ ------------- ------------

Net loss          $(4,913,000) $(2,850,000) $(10,923,000)   $(588,000)
                  ============ ============ ============= ============

Basic and diluted
 net loss per
 share                 ($0.11)      ($0.07)       ($0.24)      ($0.02)
                  ============ ============ ============= ============

Weighted average
 shares used in
 computing basic
 and diluted net
 loss per share    44,651,084   38,768,350    44,610,958   37,925,757
                  ============ ============ ============= ============


                    SCICLONE PHARMACEUTICALS, INC.
                      CONSOLIDATED BALANCE SHEETS

                                ASSETS

                                            Sept. 30,       Dec. 31,
                                               2004           2003
                                          -------------  -------------
                                           (unaudited)
Current assets:
   Cash and cash equivalents               $42,791,000    $52,899,000
   Restricted short-term investments           695,000        695,000
   Other short-term investments              9,500,000      9,381,000
   Accounts receivable, net of allowance
    of $591,000 in 2004 and $638,000
    in 2003                                 10,189,000     10,142,000
   Inventories                               4,336,000      5,778,000
   Prepaid expenses and other current
    assets                                     712,000      2,456,000
                                          -------------  -------------
Total current assets                        68,223,000     81,351,000
Property and equipment, net                    405,000        325,000
Intangible assets, net                         560,000        612,000
Other assets                                 1,538,000      1,534,000
                                          -------------  -------------
Total assets                               $70,726,000    $83,822,000
                                          =============  =============

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                         $1,469,000     $3,423,000
   Accrued compensation and employee
    benefits                                 1,716,000      1,440,000
   Accrued clinical trials expense           1,000,000      1,889,000
   Accrued professional fees                   497,000        481,000
   Deferred revenue                            537,000        537,000
   Other accrued expenses                      968,000        631,000
                                          -------------  -------------
Total current liabilities                    6,187,000      8,401,000
Deferred revenue                               269,000        671,000
Other long-term liabilities                  1,044,000        900,000
Convertible notes payable                    5,600,000      5,600,000
Commitments and contingencies
Stockholders' equity:
   Preferred stock; $0.001 par value;
    10,000,000 shares authorized; no
    shares outstanding in 2004 and 2003,
    respectively                                 - - -          - - -
   Common stock; $0.001 par value;
    75,000,000 shares authorized;
    44,662,744 and 44,484,144 shares
    issued and outstanding                      45,000         44,000
   Additional paid-in capital              206,555,000    206,320,000
   Accumulated other comprehensive income      239,000        176,000
   Accumulated deficit                    (149,213,000)  (138,290,000)
                                          -------------  -------------
Total stockholders' equity                  57,626,000     68,250,000
                                          -------------  -------------
Total liabilities and stockholders'
  equity                                   $70,726,000    $83,822,000
                                          =============  =============


                    SCICLONE PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)

                                                Nine months ended
                                                  September 30,
                                               2004            2003
                                           -------------  ------------

Operating activities:
Net loss                                   $(10,923,000)    $(588,000)
Adjustments to reconcile net loss
 to net cash used in operating
 activities:
   Depreciation and amortization                157,000       134,000
   Changes in operating assets and
    liabilities:
      Accounts receivable, net                  (47,000)   (2,500,000)
      Inventories                             1,442,000      (725,000)
      Prepaid expenses and other assets       1,721,000      (468,000)
      Accounts payable and other accrued
       expenses                              (1,617,000)      544,000
      Accrued compensation and employee
       benefits                                 276,000       (81,000)
      Accrued clinical trials expense          (889,000)     (286,000)
      Accrued professional fees                  16,000      (126,000)
      Deferred revenue                         (402,000)     (671,000)
      Long-term liabilities                     144,000         - - -
                                           -------------  ------------
Net cash used in operating activities       (10,122,000)   (4,767,000)
                                           -------------  ------------

Investing activities:
   Purchase of property and equipment          (166,000)      (46,000)
   Payment on purchase of marketable
    securities                                  (56,000)      (11,000)
                                           -------------  ------------
Net cash used in investing activities          (222,000)      (57,000)
                                           -------------  ------------

Financing activities:
   Proceeds from issuance of common stock,
    net of financing costs                      236,000    49,860,000
                                           -------------  ------------
Net cash provided by financing activities       236,000    49,860,000
                                           -------------  ------------

Net (decrease) increase in cash and cash
 equivalents                                (10,108,000)   45,036,000
Cash and cash equivalents, beginning of
 period                                      52,899,000    20,233,000
                                           -------------  ------------
Cash and cash equivalents, end of period    $42,791,000   $65,269,000
                                           =============  ============

    CONTACT: SciClone Pharmaceuticals, Inc.
             Richard A. Waldron, 650-358-3437